Exhibit (a)(2)

ADS LETTER OF TRANSMITTAL

TO TENDER FOR CASH AMERICAN DEPOSITARY SHARES

OF

GRUPO IUSACELL, S.A. DE C.V.

PURSUANT TO U.S. OFFER TO PURCHASE, DATED JUNE 30, 2003

BY

MOVIL ACCESS, S.A. DE C.V.

A WHOLLY-OWNED SUBSIDIARY OF

BIPER, S.A. DE C.V.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (4:00 P.M.,

MEXICO CITY TIME) ON TUESDAY, JULY 29, 2003, UNLESS THE U.S. OFFER IS EXTENDED.

Please deliver this properly completed and duly executed ADS Letter of

Transmittal and accompanying documents to the U.S. Receiving Agent for the U.S. Offer:

THE BANK OF NEW YORK

By Mail:	By Hand or Overnight Courier:

The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Tender & Exchange Department, 11West 101 Barclay Street Receive and Deliver Window-Street Level New York, NY 10286

YOU SHOULD ONLY USE THIS ADS LETTER OF TRANSMITTAL TO TENDER YOUR ADSs IN THE U.S. OFFER. IF YOU HOLD SERIES V SHARES THAT YOU WISH TO TENDER IN THE U.S. OFFER OR THE MEXICAN OFFER YOU SHOULD PROMPTLY CONTACT THE NOMINEE HOLDING THE SERIES V SHARES ON YOUR BEHALF.

DELIVERY OF THIS ADS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT LISTED ABOVE, OR TRANSMISSION BY FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF YOUR ADSs.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

THE TABLE BELOW SHALL BE COMPLETED BY ALL TENDERING HOLDERS OF THE ADSs.

DESCRIPTION OF ADSs TENDERED

NAME AND ADDRESS OF REGISTERED HOLDER	CERTIFICATE NUMBER(S)*	NUMBER OF ADSs TENDERED**

*  Need not be completed by holders who tender by book-entry transfer.

**  Unless otherwise indicated in the column entitled “Number of ADSs Tendered,” a holder will be deemed to have tendered ALL of the ADSs represented by the certificate(s) listed in column 2. (See Instruction 4).

By signing this ADS Letter of Transmittal, you hereby acknowledge that you have received the U.S. Offer to Purchase, dated June 30, 2003 (the “U.S. Offer to Purchase”), by Movil Access, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States (“Movil Access”) and a wholly-owned subsidiary of Biper, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States (“Biper”), and this ADS Letter of Transmittal. The U.S. Offer to Purchase together with this ADS Letter of Transmittal constitute Movil Access’ U.S. Offer (the “U.S. Offer”) to purchase for cash all of the outstanding Series V Shares (the “Series V Shares”) and American Depositary Shares (“ADSs”, and collectively with the Series V Shares, the “Securities”), of Grupo Iusacell, S.A. de C.V., a corporation organized and existing under the laws of the United Mexican States (“Iusacell”). Each ADS represents one hundred Series V Shares. Simultaneously with the U.S. Offer, Movil Access is offering in Mexico (the “Mexican Offer,” and collectively with the U.S. Offer, the “Offers”) to purchase for cash all of the outstanding Series V Shares and Series A Shares (“Series A Shares”) of Iusacell for the same price and on substantially the same terms as the Series V Shares and ADSs in the U.S. Offer.

In the U.S. Offer, we are offering to purchase all of the outstanding ADSs at the U.S. dollar equivalent of Ps. 5.712180 per ADS and all of the outstanding Series V Shares held by persons who are not Mexican residents at the U.S. dollar equivalent of Ps. 0.05712180 per Series V Share, in cash, in each case less any withholding taxes and without interest thereon. The purchase price for the Securities accepted for payment pursuant to the U.S. Offer will be paid in U.S. dollars equivalent to the applicable Mexican peso price in the U.S. Offer, based on the U.S. dollar to Mexican peso exchange rate calculated using the average of the exchange rates reported on each of the five consecutive business days ending two business days prior to the expiration date of the U.S. Offer by Reuters and Bloomberg on their FXBENCH page as the New York closing rate for the exchange of Mexican pesos and U.S. dollars (the “Applicable Exchange Rate”). We will announce the Applicable Exchange Rate by a press release not later than 9:00 a.m., New York City time, on the next business day after the Applicable Exchange Rate is determined. The Mexican Offer is open to all holders of Series V Shares, including those held by U.S. residents. The purchase price for the Series V Shares tendered in the Mexican Offer will be paid, at such holder’s election, in Mexican pesos or in U.S. dollars equivalent to the Mexican peso price in the Mexican Offer based on the Applicable Exchange Rate. However, individuals tendering Series V Shares into the Mexican Offer will be entitled to elect to receive the purchase price in U.S. dollars only if they have an account in or outside Mexico into which they can receive payment in U.S. dollars and the information regarding such account has been provided to GBM.

If you hold ADSs and would like to tender the underlying Series V Shares instead of the ADSs you may do so. A holder of ADSs may contact The Bank of New York, as depositary, to convert its ADSs into Series V Shares and tender such Series V Shares in the Mexican Offer. However, you will have to pay a fee of up to $0.05 for each ADS converted. If you choose to convert your ADSs into Series V Shares and tender into the Mexican Offer and elect to receive payment in Mexican pesos you will bear the risk of any fluctuation in the exchange rate after the consummation of the Offers if you later wish to convert your Mexican pesos into U.S. dollars. If you are not a Mexican resident, you can tender Series V Shares in either the U.S. Offer or the Mexican Offer. Mexican residents can only tender Series V Shares held by them in the Mexican Offer. The conditions to the Mexican Offer are substantially the same to those in the U.S. Offer.

THIS ADS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING AMERICAN DEPOSITARY RECEIPTS (“ADRs”), OR ADSs HELD IN BOOK-ENTRY FORM, IN THE U.S. OFFER. DO NOT USE THIS ADS LETTER OF TRANSMITTAL TO TENDER SERIES V SHARES. IF YOU HOLD SERIES V SHARES THAT YOU WISH TO TENDER IN THE U.S. OFFER, PLEASE READ THE INFORMATION PROVIDED IN THE U.S. OFFER TO PURCHASE UNDER THE CAPTION “THE U.S. OFFER—PROCEDURE FOR TENDERING IN THE U.S. OFFER—HOLDERS OF SERIES V SHARES” AND CONTACT THE NOMINEE FOR YOUR SERIES V SHARES AND INSTRUCT YOUR NOMINEE TO TENDER ON YOUR BEHALF.

If you tender your ADSs, and we accept the ADSs, this will constitute a binding agreement between us, subject to the terms and conditions set forth in the U.S. Offer to Purchase and this ADS Letter of Transmittal. In order to validly tender your ADSs in the U.S. Offer, you must, on or prior to the expiration of the U.S. Offer, do one of the following:

•	Tender the ADSs by sending a properly completed and duly executed ADS Letter of Transmittal (or facsimile thereof) and all other documents required by the ADS Letter of Transmittal, together with the ADRs evidencing the ADSs in proper form for transfer, to the U.S. Receiving Agent at one of its addresses set forth on the back cover of the U.S. Offer; or

•	If the ADSs are held in book-entry form, tender the ADSs by following the procedures for book-entry transfer described in the U.S. Offer to Purchase under the caption “THE U.S. OFFER—Procedure for Tendering in the U.S. Offer—Holders of ADSs” and by sending a properly completed and duly executed ADS Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined below) instead of an ADS Letter of Transmittal, to the U.S. Receiving Agent.

The term “Agent’s Message” means a message, transmitted by The Depository Trust Company (“DTC”) to, and received by, the U.S. Receiving Agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the participant tendering the ADSs which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that we may enforce such agreement against such participant.

If you wish to tender your ADSs, but (1) the ADRs evidencing the ADSs are not immediately available, (2) time will not permit the ADRs evidencing the ADSs or other required documents to reach the U.S. Receiving Agent before the expiration of the U.S. Offer, or (3) the procedure for book-entry transfer cannot be completed before the expiration of the U.S. Offer, a tender of ADSs may be effected by following the guaranteed delivery procedures described in the U.S. Offer to Purchase under the caption “THE U.S. OFFER—Procedure for Tendering in the U.S. Offer—Holders of ADSs.”

Only registered holders of the ADSs are entitled to tender their ADSs in the U.S. Offer. If you are a beneficial owner whose ADSs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your ADSs in the U.S. Offer, you should promptly contact the person in whose name the ADSs are registered and instruct that person to tender on your behalf. If you wish to tender in the U.S. Offer on your own behalf, prior to completing and executing this ADS Letter of Transmittal and delivering the certificates for your ADSs, you must either make appropriate arrangements to register ownership of the ADSs in your name or obtain a properly completed stock power from the person in whose name the ADSs are registered.

In order to properly complete this ADS Letter of Transmittal, you must (1) complete the box entitled “Description of ADSs Tendered,” (2) if appropriate, complete the boxes entitled “Special Issuance Instructions” and/or “Special Delivery Instructions,” (3) sign this ADS Letter of Transmittal by completing the box entitled “Signature(s) Required” and (4) complete and sign the box entitled “Substitute Form W-9.” By completing the box entitled “Description of ADSs Tendered” and signing below, you will have tendered your ADSs for cash on the terms and conditions described in the U.S. Offer to Purchase and this ADS Letter of Transmittal. You should read the detailed instructions at the end of this document before completing this ADS Letter of Transmittal.

All references to “U.S. dollars,” “$” and “US$” are to the United States dollar and all references to “Mexican pesos,” “pesos,” and “Ps.” shall mean the currency which is presently legal tender in Mexico.

BOXES BELOW TO BE CHECKED AS APPLICABLE

☐	CHECK HERE IF ADRs REPRESENTING YOUR ADSs ARE BEING TENDERED WITH THIS ADS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF THE ADRs REPRESENTING YOUR ADSs HAVE BEEN LOST, DESTROYED OR STOLEN AND YOU REQUIRE ASSISTANCE IN OBTAINING NEW RECEIPTS.

Certificate Number(s):

Number of ADSs Represented:

You must contact the U.S. Receiving Agent to obtain instructions for replacing lost, destroyed or stolen ADRs representing ADSs. (See Instruction 12)

SPECIAL ISSUANCE INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the check is to be issued in a name which differs from the name on the surrendered Certificate(s). Issue to:

Name

Address

(Please also complete Substitute Form W-9 on page 8 AND see instructions regarding signature guarantee. See Instructions 2, 5 and 6)

Complete ONLY if the check is to be mailed to some address other than the address reflected above. Mail to: Name Address

Also: Sign and provide your tax ID number on page 8 of this form

                YOU MUST SIGN IN THE BOX BELOW.

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 2.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the Certificate(s) or by person(s) authorized to become the registered holder(s) of Certificates as evidenced by endorsement or stock powers transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 5, and 6.

Unless the ADRs are surrendered by the registered holder(s), or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the above signature(s) must be guaranteed by an Eligible Institution. See Instruction 5.

Registered Holder	Authorized Signature
Registered Holder	Name of Firm
Title, if any Date: Phone No.:	Address of Firm – Please Print

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the U.S. Offer, as described in the U.S. Offer to Purchase and this ADS Letter of Transmittal, I hereby tender to Movil Access the number of ADSs described above in the box entitled “Description of ADSs Tendered” for the U.S. dollar equivalent of Ps. 5.712180 in cash, less any withholding taxes and without interest thereon, for each ADS tendered, payable in U.S. dollars equivalent to the Mexican Peso price based on the Applicable Exchange Rate, as described in the U.S. Offer to Purchase under the caption “THE U.S. OFFER—Terms of this U.S. Offer; Expiration Date.”

Subject to and effective upon the acceptance for payment of all or any portion of the ADSs tendered by this ADS Letter of Transmittal in accordance with the terms and conditions of the U.S. Offer—including, if the U.S. Offer is extended or amended, the terms and conditions of any extension or amendment—I hereby sell, assign and transfer to, or upon the order of, Movil Access all right, title and interest in and to the ADSs tendered by this ADS Letter of Transmittal. I hereby irrevocably constitute and appoint the U.S. Receiving Agent as my agent and attorney-in-fact with respect to the tendered ADSs, with full knowledge that the U.S. Receiving Agent is also acting as the agent of Movil Access in connection with the U.S. Offer, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the limited right of withdrawal as set forth in the U.S. Offer to Purchase, to (1) deliver ADRs evidencing the tendered ADSs to Movil Access together with all accompanying evidences of transfer and authenticity to, or upon the order of, Movil Access, upon receipt by the U.S. Receiving Agent, as my agent, of the cash to be paid for the tendered ADSs, (2) request a transfer of the tendered ADSs on the books of the depository for the ADSs and (3) receive for the account of Movil Access all benefits and otherwise exercise all rights of ownership of the tendered ADSs, all in accordance with the terms and conditions of the U.S. Offer.

I hereby represent and warrant that I have full power and authority to tender, sell, assign and transfer the ADSs tendered by this ADS Letter of Transmittal and that, when the tendered ADSs are accepted for payment, Movil Access will acquire good, marketable and unencumbered title to the tendered ADSs, free and clear of all liens, restrictions, charges and encumbrances, and that the tendered ADSs are not subject to any adverse claims or proxies. I will, upon request, execute and deliver any additional documents deemed by Movil Access or the U.S. Receiving Agent to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered by this ADS Letter of Transmittal and take any and all steps necessary to remove any liens, restrictions, charges and encumbrances upon the tendered ADSs. I have received a copy of, and I agree to all of the terms of, the U.S. Offer.

The name(s) and address(es) of the registered holder(s) are printed above as they appear on the ADRs representing the ADSs. The certificate number(s) and the number of ADSs that I wish to tender are indicated in the appropriate boxes above or, in the event that I left such information blank, I wish to tender all my ADSs.

Unless I have otherwise indicated by completing the box entitled “Special Delivery Instructions” above, I hereby direct that cash be paid to the undersigned or, in the case of a book-entry delivery of ADSs, that the cash be credited to the account indicated above maintained with The Depository Trust Company. Similarly, unless I have otherwise indicated by completing the box entitled “Special Delivery Instructions,” I hereby direct that the cash payment be delivered to the address shown below my signature.

If I have (1) tendered any ADSs that are not accepted for payment in the U.S. Offer for any reason or (2) submitted ADRs for more ADSs than I wish to tender, unless I have otherwise indicated by completing the box entitled “Special Delivery Instructions” or “Special Issuance Instructions,” I hereby direct that ADRs evidencing any ADSs that are not tendered or not accepted for payment should be issued in the name of the undersigned, if applicable, and delivered to the address shown below my signature or, in the case of a book-entry transfer of ADSs, that ADSs that are not tendered or accepted for payment be credited to the account indicated above maintained with The Depository Trust Company, in each case at Movil Access’ expense, promptly following the expiration or termination of the U.S. Offer.

I understand that if I decide to tender ADSs, and Movil Access accepts the ADSs for payment, this will constitute a binding agreement between me and Movil Access, subject to the terms and conditions set forth in the U.S. Offer to Purchase and this ADS Letter of Transmittal.

I also recognize that, under certain circumstances described in the U.S. Offer to Purchase under the caption “THE U.S. OFFER —Certain conditions to the U.S. Offer” Movil Access may not be required to accept for payment any ADSs tendered by this ADS Letter of Transmittal.

All authority conferred in or agreed to be conferred in this ADS Letter of Transmittal will survive my death or incapacity, and any obligation of mine under this ADS Letter of Transmittal will be binding upon my heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns. Except as stated in the U.S. Offer to Purchase and Instruction 4 herein, this tender is irrevocable.

PLEASE COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 BELOW

(SEE INSTRUCTION 9)

PAYOR’S NAME:    THE BANK OF NEW YORK, AS U.S. RECEIVING AGENT

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1—Please provide your TIN in the box at right and certify by signing and dating below.	Social security number OR Tax Identification Number

Part 2—Certification—under penalties of perjury, I certify that:

(1)    (a)    I am a U.S. person (including a U.S. resident alien), and

(b)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because:

(a)    I am a U.S. person (including a U.S. resident alien), and

(b)    I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or

(c)    the IRS has notified me that I am no longer subject to backup withholding.

Certification instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reported interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:                                                          Date:

Part 3— ☐ Awaiting TIN ☐ Exempt

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE U.S. OFFER.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a correct taxpayer identification number by the time of payment, 30% of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number.

Signature:                                                                                                                     Date:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE U.S. OFFER

1.    Delivery of ADS Letter Of Transmittal And Certificates.    You must complete this ADS Letter of Transmittal if you are a registered holder of ADSs and either (1) you wish to tender the ADRs evidencing your ADSs to the U.S. Receiving Agent together with this ADS Letter of Transmittal or (2) you wish to tender your ADSs by book-entry transfer to the U.S. Receiving Agent’s account at The Depository Trust Company and you elect to submit this ADS Letter of Transmittal to the U.S. Receiving Agent instead of an Agent’s Message. In order to constitute a valid tender of your ADSs, unless you comply with the procedures for guaranteed delivery described below, the U.S. Receiving Agent must receive the following documents at the address listed above on or prior to the expiration of the U.S. Offer: (1) ADRs evidencing the ADSs, in proper form for transfer, or book-entry confirmation of transfer into the U.S. Receiving Agent’s account with The Depository Trust Company, (2) a properly completed and duly executed ADS Letter of Transmittal, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message instead of this ADS Letter of Transmittal, and (3) all other documents required by this ADS Letter of Transmittal.

If you are a holder of the ADSs and wish to tender your ADSs, but (1) your ADRs evidencing the ADSs are not immediately available, (2) time will not permit such receipts for the ADSs or other required documents to reach the U.S. Receiving Agent before the expiration of the U.S. Offer, or (3) the procedure for book-entry transfer cannot be completed prior to the expiration of the U.S. Offer, you may effect a tender if: (1) the tender is made through an Eligible Guarantor Institution (as defined below); (2) prior to the expiration of the U.S. Offer, the U.S. Receiving Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form we have provided, setting forth your name and address and the amount of ADSs you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery; and (3) the U.S. Receiving Agent receives within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery: (a) the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of transfer of the ADSs into the U.S. Receiving Agent’s account at The Depository Trust Company, as the case may be, (b) a properly completed and duly executed ADS Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry confirmation, an Agent’s Message instead of the ADS Letter of Transmittal, and (c) all other documents required by the ADS Letter of Transmittal. The Notice of Guaranteed Delivery may be sent by overnight courier, hand delivery, registered or certified mail or facsimile transmission and must include a guarantee by an Eligible Guarantor Institution in the form set forth in the Notice of Guaranteed Delivery.

THE METHOD OF DELIVERY OF ADRs, ADS LETTERS OF TRANSMITTAL, NOTICES OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION. IF YOU DELIVER YOUR ADRs BY MAIL, WE RECOMMEND REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. PLEASE SEND ADRs, ADS LETTERS OF TRANSMITTAL, NOTICES OF GUARANTEED DELIVERY OR OTHER REQUIRED DOCUMENTS TO THE U.S. RECEIVING AGENT AT THE ADDRESS LISTED ABOVE. PLEASE DO NOT SEND THESE DOCUMENTS TO MOVIL ACCESS.

Movil Access will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of this ADS Letter of Transmittal or delivery of an Agent’s Message instead of the ADS Letter of Transmittal, waives any right to receive any notice of the acceptance of such tender.

2.    Guarantee of Signatures.    No signature guarantee on this ADS Letter of Transmittal is required if:

(a) this ADS Letter of Transmittal is signed by the registered holder of ADSs tendered with this ADS Letter of Transmittal, unless such holder(s) has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” above, or

(b) the ADSs are tendered for the account of a firm that is an Eligible Guarantor Institution.

In all other cases, an Eligible Guarantor Institution must guarantee the signature(s) on this ADS Letter of Transmittal. (See Instruction 5). An “Eligible Guarantor Institution” means a financial institution that is a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or The New York Stock Exchange, Inc. Medallion Signature Program.

3. Inadequate Space. If the space provided in the box captioned “Description of ADSs Tendered” is inadequate, the serial number(s) and/or the number of ADSs tendered and any other required information should be listed on a separate signed schedule which is attached to this ADS Letter of Transmittal.

4. Partial Tenders and Withdrawal Rights. If you are tendering less than all of your ADSs, please fill in the number of ADSs which are to be tendered in column 3 (“Principal Amount of ADSs Tendered”) of the box entitled “Description of ADSs Tendered.” In that case, unless you have otherwise indicated by completing the box entitled “Special Issuance Instructions” or “Special Delivery Instructions,” new ADR(s) for the remainder of the ADSs that were evidenced by your old receipts(s) will be sent to the registered holder of the ADSs, or in the case of a book-entry delivery of ADSs, the account of the U.S. Receiving Agent with The Depository Trust Company will be credited with the number of untendered ADSs, promptly after the expiration of the U.S. Offer. All ADSs delivered to the U.S. Receiving Agent will be deemed to have been tendered unless otherwise indicated.

Tenders of ADSs made pursuant to the U.S. Offer are irrevocable, except that ADSs tendered pursuant to the U.S. Offer may be withdrawn at any time prior to the expiration of the U.S. Offer, and, unless they previously have been accepted for payment pursuant to the U.S. Offer, may be withdrawn at any time after August 29, 2003.

For a withdrawal of tendered Securities to be effective, a written or facsimile notice of withdrawal, in either case with original signature, must be timely received by the U.S. Receiving Agent at the address set forth above and must specify the name of the person who tendered the ADSs to be withdrawn, the number of ADSs to be withdrawn and the name of the registered holder of the ADSs, if different from that of the person who tendered such ADSs. If the ADSs to be withdrawn have been delivered to the U.S. Receiving Agent, a signed notice of withdrawal with (except in the case of ADSs tendered by an Eligible Guarantor Institution) signatures guaranteed by an Eligible Guarantor Institution must be submitted prior to the acceptance of such ADSs for payment by us. In addition, such notice must specify, in the case of ADSs tendered by delivery of ADRs, the name of the registered holder (if different from that of the tendering security holder) and the serial numbers shown on the particular ADRs evidencing the ADSs to be withdrawn or, in the case of ADSs tendered by book-entry transfer, the name and account or participant number at The Depository Trust Company to be credited with the withdrawn ADSs. Withdrawals may not be rescinded, and ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Offer. However, withdrawn ADSs may be re-tendered by again following one of the procedures described in the U.S. Offer to Purchase, as applicable, at any time prior to the expiration date.

5. Signatures on ADS Letter of Transmittal, Assignments and Endorsements. If this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the ADRs or on the register of holders maintained by The Bank of New York, as depositary. If any of the ADSs tendered hereby are registered in the name of two or more joint owners, all such owners must sign this ADS Letter of Transmittal. If any tendered ADSs are registered in different name(s) on several ADRs, it will be necessary to complete, sign and submit as many separate ADS Letters of Transmittal as there are different registered holders.

When this ADS Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted by this ADS Letter of Transmittal, no endorsement(s) of ADRs or separate stock power(s) are required unless checks constituting cash payments are to be paid to a person other than the registered holder(s). Signature(s) on the ADRs or stock power(s) must be guaranteed by an Eligible Guarantor Institution.

If a person or persons other than the registered holder(s) of ADSs signs the ADS Letter of Transmittal, ADRs for the ADSs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered holder(s) that appears on the ADRs for the ADSs and also must be accompanied by any opinions of counsel, certifications and other information as Movil Access may require in accordance with the restrictions on transfer, if any, applicable to the ADSs. Signatures on ADRs or stock powers must be guaranteed by an Eligible Guarantor Institution.

If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or act in a similar fiduciary or representative capacity, and wish to sign this ADS Letter of Transmittal or any ADRs for ADSs or stock powers, you must indicate your status when signing. If you are acting in any of these capacities, you must submit proper evidence satisfactory to us of your authority to so act unless we waive this requirement.

6.    Special Issuance and Delivery Instructions.    If checks constituting cash payments are to be paid or delivered to a person other than the signer of this ADS Letter of Transmittal, or to an address other than that shown above, the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” on this ADS Letter of Transmittal should be completed. ADRs for ADSs not accepted for payment will be returned by mail (See Instruction 4), or in the case of a book-entry transfer, be credited to the account indicated above maintained with The Depository Trust Company.

7.    Irregularities.    All questions as to the validity, form, eligibility, including time of receipt, and acceptance of ADSs tendered for payment will be determined by Movil Access in its sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of ADSs improperly tendered or to not accept any ADSs; this right is not limited to situations where the acceptance of a tender might be unlawful as determined by us or our counsel. We also reserve the absolute right to waive any defects or irregularities or conditions of the U.S. Offer as to any ADSs either before or after the expiration of the U.S. Offer, including the right to waive the ineligibility of any holder who seeks to tender ADSs in the U.S. Offer. Our interpretation of the terms and conditions of the U.S. Offer as to any particular ADSs either before or after the expiration of the U.S. Offer, including the terms and conditions of the ADS Letter of Transmittal and the accompanying instructions—will be final and binding. Unless waived, any defects or irregularities in connection with tenders of ADSs for payment must be cured within a reasonable period of time, as determined by us. Neither we, the U.S. Receiving Agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of ADSs for payment, nor will we have any liability for failure to give such notification.

8.    Questions, Requests for Assistance and Additional Copies.    Questions in respect of the transactions contemplated in the U.S. Offer, the procedures for tendering in the U.S. Offer and for additional copies of the U.S. Offer to Purchase, this ADS Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the U.S. Receiving Agent at one of the addresses set forth above.

9.    30% Backup Withholding; Substitute Form W-9.    Under U.S. federal income tax law, a holder whose tendered ADSs are accepted for payment is required to provide the U.S. Receiving Agent with the holder’s correct taxpayer identification number (e.g., social security number or employer identification number) (the “TIN”) on Substitute Form W-9 above. If the U.S. Receiving Agent is not provided with the correct TIN, cash payments to such holders or other payees with respect to ADSs purchased in the U.S. Offer may be subject to 30% backup withholding. In addition, the Internal Revenue Service may subject the holder or other payee to a $50 penalty.

The box “Awaiting TIN” in the Substitute Form W-9 may be checked if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box “Awaiting TIN” is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number above in order to avoid backup withholding. Notwithstanding that the box “Awaiting TIN” is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the U.S. Receiving Agent may withhold 30% of all payments made prior to the time a properly certified TIN is provided to the U.S. Receiving Agent. The U.S. Receiving Agent will retain all amounts withheld during the 60-day period following the date of the Substitute Form W-9. If the holder furnishes the U.S. Receiving Agent with its TIN within 60 days after the date of the Substitute Form W-9, the amounts retained during the 60-day period will be remitted to the holder and no further amounts will be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the U.S. Receiving Agent with its TIN within the 60-day period, amounts withheld will be remitted to the IRS as backup withholding. In addition, 30% of all payments, if any, made thereafter will be withheld and remitted to the IRS until a correct TIN is provided.

The holder is required to give the U.S. Receiving Agent the TIN of the registered holder of the ADSs or of the last transferee appearing on the transfers attached to, or endorsed on, the ADSs. If the ADSs are registered in more than one name or are not in the name of the actual holder, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

Certain holders including, among others, corporations and financial institutions, may not be subject to these backup withholding and reporting requirements. These holders should nevertheless complete the Substitute Form W-9 above without crossing out Part 2 to avoid possible erroneous backup withholding. A foreign person may qualify for an exemption from backup withholding by submitting a properly completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, or other applicable Form W-8, signed under penalties of perjury, attesting to the holder’s foreign status. Please consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which holders are exempt from backup withholding.

Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

10.    Conditions for completion of U.S. Offer.    Notwithstanding any provision of the U.S. Offer, we may not (without the consent of the Verizon Selling Shareholders and Vodafone) accept Securities for payment, or pay for any Securities that have been tendered pursuant to the U.S. Offer, if any of the following shall have occurred and shall be continuing as of the Expiration Date (collectively, the “Offer Conditions”): (i) any governmental entity (either in Mexico or the United States) shall have enacted, issued, promulgated or enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which prevents or prohibits the consummation of either the Mexican Offer or the U.S. Offer; (ii) the approval of the U.S. Federal Communications Commission for the transfer of that certain authorization under Section 214 of the United States Communications Act of 1934 granted to Iusatel USA, Inc., a subsidiary of Iusacell (the “214 License”), shall not have been obtained (unless the 214 License has been transferred to one or more of the Verizon Selling Shareholders in accordance with the terms of the Acquisition Agreement); (iii) the Securities tendered into the Offers by the Verizon Selling Shareholders and Vodafone (and not withdrawn) shall be subject to any lien (unless we waive this Offer Condition); or (iv) the Acquisition Agreement shall have been terminated in accordance with its terms. If on any date the U.S. Offer is scheduled to expire the Offer Conditions have not been satisfied, we will extend the U.S. Offer in increments of five business days until all of the Offer Conditions have been satisfied (or waived with respect to the Offer Condition requiring that the Securities to be tendered into the Mexican Offer by the Verizon Selling Shareholders and Vodafone shall not be subject to any lien). The U.S. Offer, however, does not have to be extended beyond December 11, 2003.

11.    No Conditional Tenders.    No alternative, conditional or contingent tenders will be accepted. All tendering holders of ADSs, by execution of this ADS Letter of Transmittal, waive any right to receive notice of the acceptance of ADSs for payment.

12.    Lost, Destroyed or Stolen Certificates.    If any ADRs representing ADSs have been lost, destroyed or stolen, the holder should check the box above regarding lost, destroyed or stolen ADRSs and promptly notify the U.S. Receiving Agent. The holder will then be instructed as to the steps that must be taken in order to replace the ADRs. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen ADRs have been followed.

13.    Transfer Taxes.    You will not be obligated to pay any transfer taxes in connection with the tender of ADSs in the U.S. Offer unless you instruct us to make payment to, or request that ADSs not tendered or not accepted in the U.S. Offer be registered in the name of, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax. If satisfactory evidence of payment of these taxes or an exemption from payment is not submitted with this ADS Letter of Transmittal, no payment will be made and no certificates for ADSs will be issued until such evidence is received by the U.S. Receiving Agent.

IMPORTANT: UNLESS YOU COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED ABOVE, A PROPERLY COMPLETED AND DULY EXECUTED (TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES) ADS LETTER OF TRANSMITTAL (OR A FACSIMILE OF THIS ADS LETTER OF TRANSMITTAL), OR AN AGENT’S MESSAGE IN THE CASE OF BOOK-ENTRY DELIVERY, TOGETHER WITH ADRs OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE U.S. RECEIVING AGENT ON OR PRIOR TO THE EXPIRATION OF THE U.S. OFFER.

Questions or requests for assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal and any other documents may be directed to the Information Agent at its address and telephone numbers set forth below. A holder of ADSs also may contact his or her broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

The Information Agent for the U.S. Offer is:

D.F. KING & CO., INC.

48 Wall Street

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Please Call Toll-Free: (800) 431-9643